UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 17, 2005
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 17, 2005, Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), renewed its existing stockholder rights agreement by entering into an Amended and Restated Rights Agreement, dated as of August 17, 2005 (the “Rights Agreement”), with Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”). The Rights Agreement amended and restated the Rights Agreement, dated as of August 17, 1995, as amended (the “Original Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as rights agent, which was scheduled to expire on August 17, 2005.
     The Board of Directors of the Company has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of the Company’s outstanding common stock (or more than 20% for certain institutional investors) without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.
     The following is a summary of the specific terms of the Rights Agreement. Please note, however, that this summary is not complete and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K.
     On August 17, 1995, the Board of Directors of the Company declared a dividend of one preference share purchase right (a “Right”) for each outstanding share of Class A Common Stock (the “Class A Common Shares”) and Class B Common Stock (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”) of the Company. The dividend was payable on August 30, 1995 (the “Record Date”) to the holders of record of the Common Shares on that date. Each Right, as amended, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preference Stock, par value $.01 per share (the “Preference Shares”), of the Company at a price of $200.00 per one one-hundredth of a Preference Share (the “Purchase Price”), subject to adjustment.
     Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated person (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the outstanding Class A Common Shares (20% or more for certain institutional investors) or (ii) ten business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Class A Common Shares (20% or more for certain institutional investors) (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of a Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Class A Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on August 17, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.
     The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (2) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then-current market price of the Preference Shares or (3) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Class A Common Shares or a stock dividend on the Class A Common Shares payable in Class A Common Shares or subdivisions, consolidations or combinations of the Class A Common Shares occurring, in any such case, prior to the Distribution Date.
     Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Class A Common Share. In the event of liquidation, the holders of the Preference Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Common Share. Each Preference Share will have 100 votes, voting together with the Class A Common Shares, except as otherwise required by law. Finally, in the event of any merger, consolidation or other transaction in which Class A Common Shares are exchanged, each Preference Share will be entitled to receive 100 times the amount received per Class A Common Share. These rights are protected by customary antidilution provisions.

     The dividend, liquidation and voting rights and the non-redemptive feature of the Preference Shares are designed so that the value of the one one-hundredth interest in a Preference Share purchasable upon exercise of each Right should approximate the value of one Class A Common Share.
     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right that number of shares of common stock of the acquiring company as shall equal the result obtained by (A) multiplying the then current exercise price of a Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable and (B) dividing that product by 50% of the then current per share market price of the shares of common stock of the acquiring company on the date of consummation of such merger, business combination or sale of assets or earning power.
     The Rights Agreement also provides that, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Class A Common Shares as shall equal the result obtained by (A) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable and (B) dividing that product by 50% of the then current per share market price of the Class A Common Shares on the date of the occurrence of such event.
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Common Share, or one one-hundredth of a Preference Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.
     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     A committee of the Board of Directors of the Company composed of independent directors will review the Rights Agreement periodically (at least every three years) in order to consider whether the maintenance of the Rights Agreement continues to be in the best interest of the Company, its stockholders and any other relevant constituencies. This committee will communicate its conclusions to the full Board of Directors after each review, including any recommendation as to whether the Rights Agreement should be modified or the Rights should be redeemed.
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between Medicis Pharmaceutical Corporation and Wells Fargo Bank, N.A., as Rights Agent. The Amended and Restated Rights Agreement includes as Exhibit A the form of Certificate of Designations and as Exhibit B the form of Right Certificate.

99.1.	Press Release, dated August 17, 2005.

99.2	Letter from Medicis Pharmaceutical Corporation to Common Stockholders, dated August 17, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2005	MEDICIS PHARMACEUTICAL CORPORATION

	By:	/s/ Mark A. Prygocki, Sr.

Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial
Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between Medicis Pharmaceutical Corporation and Wells Fargo Bank, N.A., as Rights Agent. The Amended and Restated Rights Agreement includes as Exhibit A the form of Certificate of Designations and as Exhibit B the form of Right Certificate.

99.1	Press Release, dated August 17, 2005.

99.2	Letter from Medicis Pharmaceutical Corporation to Common Stockholders, dated August 17, 2005.